Agreement for Consulting Services

      This Agreement (the "Agreement"), effective May 1, 2004, is made an entered into by and between Alliance Tower Corporation (the "Company") and Bottom Line Advisors, Inc., a Delaware Corporation (the "Consultant").

      WHEREAS, the Company is desirous of retaining the Consultant on an ongoing basis to provide service to the Company, in accordance with the terms and provisions of this Agreement; and

      WHEREAS, the Consultant is desirous of entering into this Agreement for the purpose of furnishing the services required pursuant to the terms hereof, and the Consultant has the necessary expertise, personnel and other support services reasonably necessary to perform the services described herein.

      NOW THEREFORE, In consideration of the premises recited above and the mutual covenants and undertakings described below, it is agreed as follows:

1. The Consultant shall have the exclusive right to designate the personnel who shall perform the services on behalf of the Consultant hereunder, provided that such personnel shall have the necessary qualifications to perform said services on behalf of the Consultant hereunder. It is understood that the Consultant will assign David L. Norris as a priority to the Company in accordance with this agreement.

2. The Company agrees to issue Twenty Five Million shares of the Company's common stock (the "stock consideration") to Consultant upon the signing of this Agreement. The Company agrees to include the "stock consideration" in a registration statement to be filed with the appropriate regulatory agencies in order to register the "stock consideration" for sale. Additionally, the Company will reimburse the Consultant for all reasonable expenses. Compensation for additional services will be negotiated on an ad hoc basis.

3. The Consultant will provide the Company with the following services, on a best efforts basis during the term of this Agreement.

      o     Develop a professional investor relations program
      o     Provide input and guidance on all press releases
      o Provide risk management advice which includes shopping all existing lines of coverage to obtain the best coverage at the lowest cost.

      o Evaluate all existing employee benefits and make recommendations on ways to improve benefits and reduce costs.
      o Consult and make specific recommendations for the restructuring of the Company's corporate governance function.
      o     Evaluate  existing  credit   facilities  and  make   recommendations
            accordingly
      o     Assist    company    personnel    in   their    negotiations    with
            vendors/creditors
      o Counsel the company on merger and acquisitions activity including new trademark license agreements
      o Evaluate all existing SEC and corporate filings and make recommendations accordingly.
      o Introduce the Company to new "market makers" and research analyst when appropriate
      o Consult and evaluate the Company's need for a qualified stock option plan and make recommendations accordingly
      o     Provide consultation on a multiplicity of corporate issues
      o Provide consultation on and interface with the Company's Equity Line provider (i.e., Cornell Capital)

4. The initial term of the Agreement shall be from May 1, 2004 through April 30, 2006.

5. The Company hereby indemnifies, holds harmless, and protects the Consultant from and against any and all claims, causes of action, damages, expenses or losses whatsoever, arising directly or indirectly out of any activity, undertaking or agreement performed by the Consultant pursuant to this agreement.

6. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. The parties agree to, from time to time and a the request of either party, to execute such other documents and matters to further evidence the agreements and undertakings set forth herein.

8. This agreement shall be governed by and enforceable under the laws of the State of Texas

9. Each party represents to the other that the party executing this Agreement has proper corporate authority to do so.

      In evidence whereof, the parties have caused this Agreement to be duly executed by their respective authorized representatives, as of the date first set forth above.

      Bottom Line Advisors, Inc

      David L. Norris
      Executive Vice President

      Alliance Tower Corporation

      By: /s/ Robert Sandburg
         ----------------------------------------
          Robert Sandburg
          President and Chief Executive Officer

      Date: May 11, 2004
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